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                                    Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

July 25, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
AMENDMENT 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 OF THERMOELASTIC TECHNOLOGIES, INC.

I am securities counsel for the above mentioned company and I have prepared amendment 4 to the registration statement on Form SB-2. I consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 and any amendments for ThermoElastic Technologies, Inc.

It is my opinion that the securities of ThermoElastic Technologies, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Amendment 2 to Form SB-2 Registration Statement of ThermoElastic Technologies, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,



                                                /s/   Jody M. Walker
                                               ---------------------
                                                      Jody M. Walker